Calculation of Filing Fee Tables
S-3
INFINITY NATURAL RESOURCES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A common stock, $0.01 par value per share	457(o)
		Equity	Preferred stock, $0.01 par value per share	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 750,000,000.00	0.0001381	$ 103,575.00
Fees to be Paid	2	Equity	Class A common stock, $0.01 par value per share	Other	64,047,081	$ 17.56	$ 1,124,666,742.36	0.0001381	$ 155,316.48
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,874,666,742.36		$ 258,891.48
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 258,891.48
Offering Note
[1]	(1) Represents securities that may be offered and sold from time to time in one or more offerings by Infinity Natural Resources, Inc. (the "Registrant"). (4) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class A Common Stock and shares of preferred stock of the Registrant as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (5) There are being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $750,000,000.00. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered also include an indeterminate number or amount, as the case may be, of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder or pursuant to the anti-dilution provisions of any such securities. (6) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

[2]	(2) Represents shares of Class A common stock, $0.01 par value per share, of the Registrant ("Class A Common Stock") that may be offered and sold from time to time in one or more offerings by the selling stockholders identified in the registration statement, consisting of (i) up to 44,780,230 shares of Class A Common Stock issuable upon conversion of common units of Infinity Natural Resources, LLC, (ii) up to 99,948 shares of Class A Common Stock and (iii) up to 19,166,903 shares of Class A Common Stock issuable upon conversion of 350,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share, of the Registrant. (3) Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices reported for the Class A Common Stock on the New York Stock Exchange on March 25, 2026, in accordance with Rule 457(c) under the Securities Act, as amended (the "Securities Act").

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date